Exhibit 99.1

NEWS RELEASE

Date:	November 8, 2007
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Beacon Street Group
817-310-0051

XETA Technologies to Present at the Fifth Annual SOUTHWESTERN SHOWCASE Investor Conference

Broken Arrow, OK - XETA Technologies (Nasdaq: XETA) today announced that Greg Forrest, President and CEO of XETA Technologies and Robert Wagner, CFO of XETA Technologies, will present at the Fifth Annual SOUTHWESTERN SHOWCASE Investor Conference on Wednesday, November 14, 2007.  XETA’s presentation is scheduled to begin at 3:10 p.m. CST (4:10 p.m. EST). The presentation will be webcast live and may be accessed at http://www.investorcalendar.com/CEPage.asp?ID=122976, or under the investor relations section of the company’s website, www.xeta.com.

Co-sponsored by Beacon Street Group LLC and the CFA Society of Dallas/Ft. Worth, the SOUTHWESTERN SHOWCASE is an annual independent conference that allows quality companies to tell their stories to professional investors with the express purpose of generating investor interest.

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About XETA Technologies

XETA is a leading provider of communication technologies with a comprehensive array of products and services available from industry leaders. The Company has earned and continues to maintain the industry’s most prestigious certifications as an Avaya Platinum Business Partner, Nortel Elite Advantage Partner, and Mitel premium PARTNER. Being able to provide solutions and service for these leading vendors is a unique value proposition for Fortune 1000 customers with multiple locations and complex networks.

With a 25 year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 call center, combined with a nationwide service footprint offers customers comprehensive maintenance programs that ensure network reliability and maximized network up-time. More information about XETA (NASDAQ: XETA) is available at www.xeta.com. Click on the following link to join our e-mail alert list http://www.b2i.us/irpass.asp?BzID=1585&to=ea&s=0